Curtiss-Wright Corporation, Page 1

Exhibit 99.1
NEWS RELEASE

CURTISS-WRIGHT REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS AND RAISES FULL-YEAR 2025 GUIDANCE

DAVIDSON, N.C. – November 5, 2025 – Curtiss-Wright Corporation (NYSE: CW) reports financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Highlights:
•Reported sales of $869 million, up 9%, operating income of $166 million, operating margin of 19.1%, and diluted earnings per share (EPS) of $3.31;
•Adjusted operating income of $170 million, up 14%;
•Adjusted operating margin of 19.6%, up 90 basis points;
•Adjusted diluted EPS of $3.40, up 14%;
•New orders of $927 million, up 8%, reflected a 1.1x book-to-bill;
•Backlog of $3.9 billion, up 14% year-to-date; and
•Free cash flow (FCF) of $176 million, generating 137% FCF conversion.

Raised Full-Year 2025 Adjusted Financial Outlook:
•Sales guidance increased to new range of 10% to 11% growth (previously 9% to 10%), which continues to reflect growth in the majority of Curtiss-Wright's end markets;
•Operating income guidance increased to new range of 16% to 19% growth (previously 15% to 18%);
•Operating margin guidance range of 18.5% to 18.7%, up 100 to 120 basis points compared with the prior year;
•Diluted EPS guidance increased to new range of $12.95 to $13.20, now up 19% to 21% (previously $12.70 to $13.00, up 16% to 19%); and
•FCF guidance range of $520 to $535 million, which continues to reflect greater than 105% FCF conversion.

"In the third quarter, Curtiss-Wright continued to deliver strong results under our Pivot to Growth strategy, with higher revenues and growth in operating income across all three segments,” said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "We achieved adjusted operating margin of 19.6%, mid-teens growth in diluted EPS and improved free cash flow generation. We also demonstrated solid order growth of 8%, yielding an overall book-to-bill of 1.1x. Based on our strong year-to-date performance, we have raised our full-year guidance for sales, operating income and diluted EPS."

"In addition, we recently expanded our 2025 share repurchase program, targeting a new record in annual share repurchases of more than $450 million. This return of capital to shareholders reflects the Company's confident outlook and demonstrates our commitment to leveraging our strong balance sheet in support of disciplined capital allocation."

Curtiss-Wright Corporation, Page 2
Third Quarter 2025 Operating Results

(In millions)	Q3-2025	Q3-2024	Change
Reported
Sales	$869	$799	9%
Operating income	$166	$145	15%
Operating margin	19.1%	18.1%	100 bps

Adjusted (1)
Sales	$869	$799	9%
Operating income	$170	$149	14%
Operating margin	19.6%	18.7%	90 bps
(1)Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $869 million increased 9% compared with the prior year;
•Total A&D market sales increased 9%, while total Commercial market sales increased 8%;
•In our A&D markets, growth was principally driven by higher submarine revenues in naval defense, the timing of tactical communications revenues in ground defense, and higher OEM sales in the commercial aerospace market;
•In our Commercial markets, strong growth in the power & process market was driven by higher organic sales of commercial nuclear solutions and the contribution from our prior-year acquisition, while sales in the general industrial market were flat; and
•Adjusted operating income of $170 million increased 14%, while Adjusted operating margin increased 90 basis points to 19.6%. This performance was driven by favorable overhead absorption on higher revenues in all three segments, the benefits of the Company's ongoing operational excellence initiatives, and favorable mix in the Aerospace & Industrial and Defense Electronics segments, which were partially offset by higher investments in research and development.

Curtiss-Wright Corporation, Page 3
Third Quarter 2025 Segment Performance

Aerospace & Industrial

(In millions)	Q3-2025	Q3-2024	Change
Reported
Sales	$248	$229	8%
Operating income	$45	$37	21%
Operating margin	18.3%	16.4%	190 bps

Adjusted (1)
Sales	$248	$229	8%
Operating income	$46	$39	17%
Operating margin	18.6%	17.2%	140 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $248 million, up $19 million, or 8%;
•Growth in our defense markets reflected increased sales of sensors products and surface treatment services supporting various domestic and international fighter jet programs, in addition to higher sales of electromechanical actuation equipment in the ground defense market;
•Commercial aerospace market revenue growth reflected strong demand and higher OEM sales of actuation equipment, sensors products and surface treatment services on narrowbody and widebody platforms;
•General industrial market revenue was flat, as higher sales of surface treatment services were offset by lower global off-highway and specialty industrial vehicle sales; and
•Adjusted operating income was $46 million, up 17% from the prior year, while Adjusted operating margin increased 140 basis points to 18.6%, driven by favorable absorption on higher revenues, the benefits of the Company's restructuring initiatives, and a favorable mix of products.

Curtiss-Wright Corporation, Page 4
Defense Electronics

(In millions)	Q3-2025	Q3-2024	Change
Reported
Sales	$253	$243	4%
Operating income	$74	$64	16%
Operating margin	29.2%	26.2%	300 bps

Adjusted (1)
Sales	$253	$243	4%
Operating income	$74	$64	15%
Operating margin	29.2%	26.5%	270 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $253 million, up $10 million, or 4%;
•Aerospace defense market revenue growth reflected increased sales of embedded computing and flight test instrumentation equipment to various international customers, partially offset by the timing of revenues on various domestic helicopter programs;
•Ground defense market revenues decreased slightly overall but were ahead of our expectations, driven by the timing of tactical battlefield communications equipment sales;
•Higher revenue in the naval defense market reflected increased sales of embedded computing equipment supporting various domestic and international programs;
•Commercial aerospace market revenues reflected increased demand and higher sales of flight data recorder technology to OEM customers; and
•Adjusted operating income was $74 million, up 15% from the prior year, while Adjusted operating margin increased 270 basis points to 29.2%, primarily due to favorable absorption and mix of products on higher revenues and the benefits of the Company's operational excellence initiatives, partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 5
Naval & Power

(In millions)	Q3-2025	Q3-2024	Change
Reported
Sales	$368	$327	12%
Operating income	$58	$53	9%
Operating margin	15.7%	16.2%	(50 bps)

Adjusted (1)
Sales	$368	$327	12%
Operating income	$61	$54	14%
Operating margin	16.6%	16.4%	20 bps
(1)Note: Reconciliations of Reported to Adjusted operating results are available in the Appendix.

•Sales of $368 million, up $41 million, or 12%;
•Revenue growth in the naval defense market was driven by the timing of production on the Columbia-class and Virginia-class submarine programs, in addition to higher sales of aftermarket fleet services and aircraft handling systems equipment to international customers;
•Lower revenue in the aerospace defense market reflected the timing of sales of arresting systems equipment supporting various international customers;
•Higher power & process market revenues mainly reflected the contribution from our prior-year acquisition of I&C Solutions (formerly known as Ultra Energy), as well as higher organic sales of commercial nuclear solutions supporting the development of next-generation advanced reactors and the maintenance of existing operating reactors; and
•Adjusted operating income was $61 million, up 14% from the prior year, while Adjusted operating margin increased 20 basis points to 16.6%, as favorable absorption on higher revenues and the benefits of the Company's operational excellence initiatives were partially offset by higher investment in research and development.

Curtiss-Wright Corporation, Page 6
Free Cash Flow

(In millions)	Q3-2025	Q3-2024	Change
Net cash provided by operating activities	$193	$177	9%
Capital expenditures	(17)	(15)	(16%)
Free cash flow	$176	$163	8%

•Free cash flow of $176 million increased $13 million as higher cash earnings and lower U.S. tax payments were partially offset by higher working capital.

New Orders and Backlog
•New orders of $927 million increased 8% compared with the prior year and generated an overall book-to-bill of approximately 1.1x, principally driven by continued strong demand in the commercial aerospace and commercial nuclear markets; and
•Backlog of $3.9 billion, up 14% from December 31, 2024, reflecting higher demand in both our A&D and Commercial markets.

Share Repurchase and Dividends
•During the third quarter, the Company repurchased 581,775 shares of its common stock for approximately $290 million and remains on track to repurchase a record total of more than $450 million in shares in 2025; and
•The Company declared a quarterly dividend of $0.24 a share.

Curtiss-Wright Corporation, Page 7
Full-Year 2025 Guidance

The Company is updating its full-year 2025 Adjusted financial guidance(1) as follows:

($ in millions, except EPS)	2025 Adjusted Non-GAAP Guidance (Prior)	2025 Adjusted Non-GAAP Guidance (Current)	Change vs 2024 Adjusted (Current)
Total Sales	$3,390 - $3,435	$3,420 - $3,455	Up 10 - 11%
Operating Income	$626 - $642	$634 - $647	Up 16 - 19%
Operating Margin	18.5% - 18.7%	18.5% - 18.7%	Up 100 - 120 bps
Diluted EPS	$12.70 - $13.00	$12.95 - $13.20	Up 19 - 21%
Free Cash Flow(2)	$520 - $535	$520 - $535	Up 8 - 11%
(1)Reconciliations of Reported to Adjusted 2024 operating results and 2025 financial guidance are available in the Appendix and exclude first-year purchase accounting costs associated with prior-year acquisitions and costs associated with the Company's 2024 Restructuring Program.
(2)2025 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency (now reflecting a nearly $25 million year-over-year increase compared with 2024 results), the timing of prior-year record customer advances and a $15 million current-year increase due to a reduction in tax payments driven by the recent signing of the H.R. 1 - "One Big Beautiful Bill Act."

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A more detailed breakdown of the Company’s 2025 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its third quarter 2025 financial results and updates to 2025 guidance at 10:00 a.m. ET on Thursday, November 6, 2025. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

Curtiss-Wright Corporation, Page 8

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Product sales	$739,094	$684,216	$2,164,750	$1,941,327
Service sales	130,076	114,702	386,641	355,549
Total net sales	869,170	798,918	2,551,391	2,296,876

Cost of product sales	470,677	434,370	1,392,020	1,252,773
Cost of service sales	71,023	66,285	213,280	207,984
Total cost of sales	541,700	500,655	1,605,300	1,460,757

Gross profit	327,470	298,263	946,091	836,119

Research and development expenses	23,407	20,734	69,734	65,866
Selling expenses	40,559	37,311	122,248	109,202
General and administrative expenses	96,449	92,035	299,549	281,092
Restructuring expenses	804	3,280	2,797	6,198

Operating income	166,251	144,903	451,763	373,761

Interest expense	10,484	11,408	31,151	33,194
Other income, net	5,386	10,126	22,398	28,294

Earnings before income taxes	161,153	143,621	443,010	368,861
Provision for income taxes	(36,321)	(32,461)	(95,780)	(81,735)
Net earnings	$124,832	$111,160	$347,230	$287,126

Basic earnings per share	$3.34	$2.91	$9.24	$7.51
Diluted earnings per share	$3.31	$2.89	$9.19	$7.47

Dividends per share	$0.24	$0.21	$0.69	$0.62

Weighted-average shares outstanding:
Basic	37,430	38,208	37,582	38,245
Diluted	37,663	38,451	37,786	38,451

Curtiss-Wright Corporation, Page 9

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	September 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$225,427	$385,042
Receivables, net	976,885	835,037
Inventories, net	636,883	541,442
Other current assets	87,931	88,073
Total current assets	1,927,126	1,849,594
Property, plant, and equipment, net	364,188	339,118
Goodwill	1,692,772	1,675,718
Other intangible assets, net	550,202	596,831
Operating lease right-of-use assets, net	185,443	169,350
Prepaid pension asset	321,679	299,130
Other assets	60,622	55,963
Total assets	$5,102,032	$4,985,704

Liabilities
Current liabilities:
Current portion of long-term and short-term debt	$—	$90,000
Accounts payable	270,333	247,185
Accrued expenses	227,622	219,054
Deferred revenue	503,583	459,421
Other current liabilities	99,675	80,288
Total current liabilities	1,101,213	1,095,948
Long-term debt	968,632	958,949
Deferred tax liabilities, net	145,081	140,659
Accrued pension and other postretirement benefit costs	73,763	67,413
Long-term operating lease liability	164,764	148,175
Other liabilities	119,098	124,761
Total liabilities	$2,572,551	$2,535,905

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	160,420	147,940
Retained earnings	4,182,422	3,861,073
Accumulated other comprehensive loss	(185,928)	(243,225)
Less: cost of treasury stock	(1,676,620)	(1,365,176)
Total stockholders' equity	$2,529,481	$2,449,799

Total liabilities and stockholders' equity	$5,102,032	$4,985,704

Curtiss-Wright Corporation, Page 10
Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and provide more relevant comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments, transaction costs, and gains/losses on equity securities held for investment purposes; and (ii) costs associated with the Company's 2024 Restructuring Program, as applicable.

Curtiss-Wright Corporation, Page 11

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2025			September 30, 2024			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$247,985	$—	$247,985	$228,659	$—	$228,659	8%	8%
Defense Electronics	253,159	—	253,159	243,029	—	243,029	4%	4%
Naval & Power	368,026	—	368,026	327,230	—	327,230	12%	12%

Total sales	$869,170	$—	$869,170	$798,918	$—	$798,918	9%	9%

Operating income (expense):
Aerospace & Industrial(2)	$45,439	$570	$46,009	$37,435	$1,926	$39,361	21%	17%
Defense Electronics(2)	73,957	—	73,957	$63,639	819	64,458	16%	15%
Naval & Power(1)(2)	57,721	3,532	61,253	53,039	759	53,798	9%	14%

Total segments	$177,117	$4,102	$181,219	$154,113	$3,504	$157,617	15%	15%
Corporate and other(2)	(10,866)	20	(10,846)	(9,210)	660	(8,550)	(18)%	(27)%

Total operating income	$166,251	$4,122	$170,373	$144,903	$4,164	$149,067	15%	14%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	18.3%		18.6%	16.4%		17.2%	190 bps	140 bps
Defense Electronics	29.2%		29.2%	26.2%		26.5%	300 bps	270 bps
Naval & Power	15.7%		16.6%	16.2%		16.4%	(50 bps)	20 bps
Total Curtiss-Wright	19.1%		19.6%	18.1%		18.7%	100 bps	90 bps

Segment margins	20.4%		20.8%	19.3%		19.7%	110 bps	110 bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in both the current and prior year periods.

Curtiss-Wright Corporation, Page 12

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Nine Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2024			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	As Reported	Adjusted
Sales:
Aerospace & Industrial	$714,369	$—	$714,369	$681,216	$—	$681,216	5%	5%
Defense Electronics	751,334	—	751,334	683,231	—	683,231	10%	10%
Naval & Power	1,085,688	—	1,085,688	932,429	—	932,429	16%	16%

Total sales	$2,551,391	$—	$2,551,391	$2,296,876	$—	$2,296,876	11%	11%

Operating income (expense):
Aerospace & Industrial(2)	$114,367	$2,917	$117,284	$100,147	$4,546	$104,693	14%	12%
Defense Electronics(2)	209,239	19	209,258	169,964	1,342	171,306	23%	22%
Naval & Power (1)(2)	160,000	9,734	169,734	134,513	1,101	135,614	19%	25%

Total segments	$483,606	$12,670	$496,276	$404,624	$6,989	$411,613	20%	21%
Corporate and other(2)	(31,843)	(8)	(31,851)	(30,863)	1,624	(29,239)	(3)%	(9)%

Total operating income	$451,763	$12,662	$464,425	$373,761	$8,613	$382,374	21%	21%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	As Reported	Adjusted
Aerospace & Industrial	16.0%		16.4%	14.7%		15.4%	130 bps	100 bps
Defense Electronics	27.8%		27.9%	24.9%		25.1%	290 bps	280 bps
Naval & Power	14.7%		15.6%	14.4%		14.5%	30 bps	110 bps
Total Curtiss-Wright	17.7%		18.2%	16.3%		16.6%	140 bps	160 bps

Segment margins	19.0%		19.5%	17.6%		17.9%	140 bps	160 bps

(1) Excludes first year purchase accounting adjustments in both the current and prior year periods.
(2) Excludes costs associated with the Company's 2024 Restructuring Program in both the current and prior year periods.

Curtiss-Wright Corporation, Page 13

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2025			September 30, 2024			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$161,162	$—	$161,162	$158,980	$—	$158,980	1%	1%
Ground Defense	96,789	—	96,789	92,973	—	92,973	4%	4%
Naval Defense	245,906	—	245,906	217,510	—	217,510	13%	13%
Commercial Aerospace	113,856	—	113,856	96,677	—	96,677	18%	18%
Total Aerospace & Defense	$617,713	$—	$617,713	$566,140	$—	$566,140	9%	9%

Commercial markets:
Power & Process	$149,900	$—	$149,900	$131,376	$—	$131,376	14%	14%
General Industrial	101,557	—	101,557	101,402	—	101,402	—%	—%
Total Commercial	$251,457	$—	$251,457	$232,778	$—	$232,778	8%	8%

Total Curtiss-Wright	$869,170	$—	$869,170	$798,918	$—	$798,918	9%	9%

	Nine Months Ended			Nine Months Ended
	September 30, 2025			September 30, 2024			% Change
	As Reported	Adjustments	Adjusted Sales	As Reported	Adjustments	Adjusted Sales	Change in As Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$480,471	—	$480,471	$445,158	$—	$445,158	8%	8%
Ground Defense	291,568	—	291,568	268,672	—	268,672	9%	9%
Naval Defense	707,078	—	707,078	605,004	—	605,004	17%	17%
Commercial Aerospace	310,051	—	310,051	279,768	—	279,768	11%	11%
Total Aerospace & Defense	$1,789,168	—	$1,789,168	$1,598,602	$—	$1,598,602	12%	12%

Commercial markets:
Power & Process	$456,307	—	$456,307	$394,016	$—	$394,016	16%	16%
General Industrial	305,916	—	305,916	304,258	—	304,258	1%	1%
Total Commercial	$762,223	—	$762,223	$698,274	$—	$698,274	9%	9%

Total Curtiss-Wright	$2,551,391	—	$2,551,391	$2,296,876	$—	$2,296,876	11%	11%

Curtiss-Wright Corporation, Page 14

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Diluted earnings per share - As Reported	$3.31	$2.89	$9.19	$7.47
First year purchase accounting adjustments	0.07	0.02	0.20	0.02
Restructuring costs	0.02	0.06	0.06	0.15
Diluted earnings per share - Adjusted (1)	$3.40	$2.97	$9.45	$7.64

(1) All adjustments are presented net of income taxes.

Curtiss-Wright Corporation, Page 15
Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, costs associated with the Company's 2024 Restructuring Program, and foreign currency fluctuations.

	Three Months Ended
	September 30,
	2025 vs. 2024
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	8%	21%	4%	16%	12%	9%	9%	15%
Less: Acquisitions	0%	0%	0%	0%	(4%)	7%	(3%)	2%
Restructuring	0%	(3%)	0%	(1%)	0%	0%	0%	(2%)
Foreign Currency	0%	(1%)	0%	0%	0%	0%	0%	0%
Organic	8%	17%	4%	15%	8%	16%	6%	15%

	Nine Months Ended
	September 30,
	2025 vs. 2024
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	5%	14%	10%	23%	16%	19%	11%	21%
Less: Acquisitions	0%	0%	0%	0%	(6%)	4%	(2%)	1%
Restructuring	0%	(2%)	0%	(1%)	0%	0%	0%	(1%)
Foreign Currency	(1%)	(3%)	0%	(1%)	0%	0%	(1%)	(1%)
Organic	4%	9%	10%	21%	10%	23%	8%	20%

Curtiss-Wright Corporation, Page 16
Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$192,838	$177,274	$290,658	$242,976
Capital expenditures	(16,900)	(14,584)	(52,054)	(37,703)
Free cash flow	$175,938	$162,690	$238,604	$205,273
Free cash flow conversion	137%	142%	67%	70%

Curtiss-Wright Corporation, Page 17

CURTISS-WRIGHT CORPORATION
2025 Guidance
As of November 5, 2025
($'s in millions, except per share data)

	2024 Reported (GAAP)	2024 Adjustments (Non-GAAP)(1)	2024 Adjusted (Non-GAAP)(1)	2025 Reported Guidance (GAAP)		2025 Adjustments (Non-GAAP)(2)	2025 Adjusted Guidance (Non-GAAP)(2)
				Low	High		Low	High	2025 Chg vs 2024 Adjusted
Sales:
Aerospace & Industrial	$932	$—	$932	$970	$980	$—	$970	$980	4 - 5%
Defense Electronics	911	—	911	1,000	1,010	—	1,000	1,010	10 - 11%
Naval & Power	1,278	—	1,278	1,450	1,465	—	1,450	1,465	13 - 15%
Total sales	$3,121	$—	$3,121	$3,420	$3,455	$—	$3,420	$3,455	10 - 11%

Operating income:
Aerospace & Industrial	$148	$10	$158	$165	$170	$3	$168	$173	6 - 9%
Defense Electronics	225	2	227	271	276	—	271	276	19 - 22%
Naval & Power	200	2	202	222	227	14	236	241	17 - 20%
Total segments	$572	$15	$587	$658	$673	$17	$675	$690
Corporate and other	(44)	3	(41)	(41)	(43)	—	(41)	(43)
Total operating income	$529	$17	$546	$617	$630	$17	$634	$647	16 - 19%

Interest expense	$(45)	$—	$(45)	$(42)	$(43)	$—	$(42)	$(43)
Other income, net	38	—	38	29	30	—	29	30
Earnings before income taxes	522	17	539	604	617	17	621	635
Provision for income taxes	(117)	(4)	(121)	(131)	(135)	(4)	(135)	(139)
Net earnings	$405	$13	$418	$473	$482	$13	$486	$496

Diluted earnings per share	$10.55	$0.35	$10.90	$12.60	$12.85	$0.35	$12.95	$13.20	19 - 21%
Diluted shares outstanding	38.4		38.4	37.6	37.6		37.6	37.6
Effective tax rate	22.4%		22.4%	21.8%	22.0%		21.8%	22.0%

Operating margins:
Aerospace & Industrial	15.9%		17.0%	17.0%	17.3%		17.3%	17.6%	30 - 60 bps
Defense Electronics	24.7%		24.9%	27.1%	27.3%		27.1%	27.3%	220 - 240 bps
Naval & Power	15.6%		15.8%	15.3%	15.5%		16.3%	16.5%	50 - 70 bps
Total operating margin	16.9%		17.5%	18.0%	18.2%		18.5%	18.7%	100 - 120 bps

Free cash flow(3)	$483	$—	$483	$520	$535	$—	$520	$535	8 - 11%

Notes: Full year amounts may not add due to rounding. Full-year 2025 guidance includes the potential impacts from tariffs on the Company's operations as well as mitigating actions.
(1) 2024 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(2) 2025 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding costs associated with the Company's 2024 Restructuring Program and the impact of first year purchase accounting adjustments.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2025 Free Cash Flow guidance includes higher capital expenditures supporting growth and efficiency, now reflecting a nearly $25 million year-over-year increase compared with 2024 results.

Curtiss-Wright Corporation, Page 18

CURTISS-WRIGHT CORPORATION
2025 Sales Growth Guidance by End Market
As of November 5, 2025

	2025 % Change vs. 2024 Adjusted

	Prior	Current	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	7 - 9%	7 - 9%	19%
Ground Defense	6 - 8%	7 - 9%	11%
Naval Defense	7 - 9%	9 - 11%	26%
Commercial Aerospace	13 - 15%	13 - 15%	13%
Total Aerospace & Defense	8 - 10%	10 - 11%	69%

Commercial Markets
Power & Process	16 - 18%	16 - 18%	19%
General Industrial	Flat	Flat	12%
Total Commercial	9 - 11%	9 - 11%	31%

Total Curtiss-Wright Sales	9 - 10%	10 - 11%	100%

Note: Sales percentages may not add due to rounding.

Curtiss-Wright Corporation, Page 19
About Curtiss-Wright Corporation
Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Nuclear Power, Process and Industrial markets. We leverage a workforce of approximately 9,000 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

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Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments, and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: a reduction in anticipated orders; an economic downturn; geopolitical risks; evolving impacts from tariffs between the U.S. and other countries (including implementation of new tariffs and retaliatory measures); changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contact:    Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com